UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42297	99-1116001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	BLK	New York Stock Exchange
3.750% Notes due 2035	BLK 35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On June 30, 2026, BlackRock, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”) to register the issuance by the Company of up to 12,035,866 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “common stock”), to the holders of Class B-2 membership units (“SubCo Units”) of BlackRock Saturn Subco, LLC (“Subco”), a consolidated subsidiary of the Company, from time to time upon redemption of an equal number of such SubCo Units pursuant to the terms of the Amended and Restated Operating Agreement of Subco, dated as of July 1, 2025 (the “LLC Agreement”). The Shares consist of (i) up to 7,606,927 shares of common stock issuable upon redemption of 7,606,927 SubCo Units that were issued as closing date consideration for the Company’s acquisition of 100% of the business and assets of HPS Investment Partners (the “HPS Transaction”) at the closing of the HPS Transaction on July 1, 2025 (the “Closing”) and (ii) up to 4,428,939 shares of common stock issuable upon redemption of up to an additional 4,428,939 SubCo Units (the “Deferred Consideration Units”) that may be issued in the future as deferred consideration for the HPS Transaction, subject to the achievement of certain post-Closing conditions and financial performance milestones. Pursuant to the LLC Agreement, the SubCo Units will be redeemable, at the option of the Subco members holding such SubCo Units, at certain times following the one-year anniversary of the Closing (or, in the case of the Deferred Consideration Units, upon issuance) for either (i) one share of common stock (subject to certain proportionate adjustments) or (ii) a cash settlement amount (solely at the option of Subco). Under the LLC Agreement, the Company may elect to assume and perform Subco’s redemption obligations by effecting the exchange of SubCo Units for common stock (or the cash settlement amount) through a direct exchange of such common stock (or cash settlement amount) with a redeeming member of Subco in exchange for such member’s SubCo Units on a one-for-one basis (subject to certain proportionate adjustments) (a “Direct Exchange”). The Company expects to elect to assume and perform Subco’s redemption obligations by way of Direct Exchanges for common stock pursuant to which the Shares registered pursuant to the Prospectus Supplement may be issued from time to time.

The Prospectus Supplement was filed to supplement and amend the base prospectus, dated March 21, 2025, which together form a part of the Company’s existing automatic shelf registration statement on Form S-3ASR (File No. 333-286025), filed by the Company with the SEC on March 21, 2025, and effective upon that filing.

The Company is filing this current report to provide the legal opinion as to the validity of the Shares covered by the Prospectus Supplement, which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.

(Registrant)

By:	/s/ R. Andrew Dickson III
Name:	R. Andrew Dickson III
Title:	Managing Director and Corporate Secretary

Date: June 30, 2026